                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 Seminis, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                          NOTICE OF ANNUAL MEETING OF
                         STOCKHOLDERS OF SEMINIS, INC.
                           TO BE HELD MARCH 14, 2000

     The Annual Meeting of Stockholders of Seminis, Inc. ("Seminis") will be held at the Westin Bonaventure Hotel, 404 South Figueroa, Los Angeles, CA on Tuesday, March 14, 2000 at 10:00 a.m., Pacific Standard Time, for the following purposes:

     1. to elect a class of four (4) directors to the Board of Seminis with terms expiring at the annual meeting in 2003;

     2. to approve the appointment of independent accountants for fiscal year 2000; and

     3. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of Seminis has fixed the close of business on January 31, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be available for examination by stockholders at Seminis, Inc., 1905 Lirio Avenue, Saticoy, California during ordinary business hours from March 3, 2000 to the date of the meeting.

     Whether or not you plan to attend the meeting in person, please vote your Proxy as soon as possible in order that you may be represented at the meeting. If you attend the meeting and wish to vote in person, your Proxy will not be used.

     Admittance Cards are required for attendance at the meeting. If you plan to attend the meeting, please mark the box provided on the proxy card, and an Admittance Card will be sent to you. If you do not wish to send the proxy card, you may enclose your own request in the envelope provided and receive an Admittance Card.

     Seminis has approximately 3,000 holders of common stock. To ensure proper representation at the meeting, it is important, however small your holdings, that you vote. You can vote over the Internet, as well as by telephone or by mailing back the proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options.

                                          By order of the Board of Directors

                                          /s/ HOWARD S. KELBERG
                                          Howard S. Kelberg
                                          Secretary

February 11, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Voting Rights and Solicitation..............................    1
Proposal No. 1 -- Election of Directors.....................    2
Proposal No. 2 -- Ratification of Independent Accountants...    4
Security Ownership of Seminis, Inc..........................    5
Executive Summary Compensation Table and Related
  Information...............................................    7
Stock Performance Graph.....................................   12
Stockholder Proposals for Fiscal Year 2000 Proxy
  Statement.................................................   13
Other Information...........................................   13

                                 SEMINIS, INC.
                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Seminis, Inc. (the "Company") of Proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, March 14, 2000, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy to stockholders will commence on or about February 11, 2000.

                         VOTING RIGHTS AND SOLICITATION

     Shares represented by properly executed Proxies received on behalf of Seminis will be voted at the meeting in the manner specified therein. If no instructions are specified in a Proxy returned to Seminis, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed Proxy, and in favor of the appointment of PricewaterhouseCoopers LLP as independent accountants for fiscal year 2000. Any Proxy may be revoked by the person giving it at any time prior to being voted.

     The Board of Directors does not know of any business to be presented at the meeting other than the matters referred to above and in the accompanying Notice of Meeting. If any other matters are presented at the meeting, the persons named in the enclosed Proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.

     Only holders of record of Seminis' Class A Common Stock and Class B Common Stock at the close of business on January 31, 2000 are entitled to vote at the meeting. At the close of business on that day, 13,750,000 shares of Class A Common Stock and 46,074,386 shares of Class B Common Stock were issued and outstanding. As provided in our Certificate of Incorporation, each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to three (3) votes. Holders of Class A Common Stock and Class B Common Stock will vote together as one class on all the matters presented at the meeting. Savia, S.A. de C.V. ("Savia") owns approximately 67.9% of Seminis' outstanding common stock and controls 80.2% of the vote the Company's common stock. Savia has informed the Company that it intends to vote in favor of both proposals.

     The presence, in person or by proxy, of a majority of the total outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominees as Seminis' Directors and the affirmative vote of a majority of the votes cast is necessary to approve all other actions. For each matter, we will include only those votes cast for or withheld from a nominee for director or those cast for or against the matter to be voted on. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Bylaws of Seminis provide that the Board of Directors shall consist of three classes of Directors with overlapping three-year terms. One class of Directors is to be elected each year with terms extending to the third succeeding annual meeting after such election. The Bylaws provide that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of Directors permits.

     Pursuant to the provisions of the Bylaws described above, there are four Directors of Seminis whose terms expire at the annual meeting in 2000. The four Directors whose terms are expiring in 2000 are described in the section immediately below. It is the Board's intention that these four persons will be nominated for new terms extending to the annual meeting in 2003 and until their successors are duly elected. Proxies received in response to this solicitation will be voted, unless such authority is withheld, in favor of the election of these four nominees. In the election of members of the Board of Directors, the four candidates receiving the most votes will be elected. While there is no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any nominee or nominees so refuse or become unable to accept, it is the intention of the persons named in the Proxy to vote for such other person or persons as the Directors may recommend.

     Directors whose terms expire at the annual meetings in 2001 and 2002 are described in separate sections below.

NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2003

     Bernardo Jimenez Barrera Director of Seminis since October 1995. Chief Executive Officer and Chairman of the Board of Bionova Holding Corporation ("Bionova"), a processor company and a majority owned subsidiary of Savia and an affiliate of Seminis, since October 1996; Chief Financial Officer of Savia from October 1995 to October 1996; head of the Industrial Banking Division of the Vector Group, a financial services company in Mexico which is affiliated with Savia, from March 1993 to October 1995; director of Savia; age 46.

     Dr. Peter Davis Director of Seminis since October 1995. President of the Family Business Group Inc., a consulting firm specializing in strategic issues for closely-held companies since May 1986; member of the executive committee of Pulsar Internacional, S.A. de C.V. ("Pulsar"), an affiliate of Savia; director of Bionova; member of the faculty of the Wharton School of the University of Pennsylvania from 1975 to 1994; age 55.

     Francisco Gonzalez Sebastia Director of Seminis since October 1995. Advisor to Savia since February 1997; Chief Executive Officer of Seminis from October 1995 to February 1997; Chief Executive Officer for the Agrobiotechnology Division of Savia from January 1994 to October 1995; director of Savia and Bionova; age 67.

     Dr. Eli Shlifer Director of Seminis since January 1997. Self employed; consultant for Pulsar for more than five years; director of Bionova; age 69.

DIRECTORS WITH TERMS EXPIRING IN 2001

     G. Carl Ball Director of Seminis since October 1995. Chairman of the Board of Geo. J. Ball, Inc. from 1962 until its merger with Seminis in October 1995; father of George C. Ball, Jr.; age 77.

     George C. Ball, Jr. Director of Seminis since October 1995. President of Burpee Holding Company, a flower seed company, since 1993; director of Geo J. Ball, Inc. from 1989 until its merger with Seminis in October 1995; son of G. Carl Ball; age 47.

     Frank J. Pipp Director of Seminis since December 1995. Consultant to Xerox Corporation since 1988; Corporate Officer, Group Vice President of Xerox responsible for worldwide product development and manufacturing, from 1980 to 1988; director of Advanced Hi-Tech, Inc., AAVID Thermal Technologies Inc. and Nypro, Inc.; age 73.

     Christopher J. Steffen Director of Seminis since January 1997. Business consultant since December 1996; Vice Chairman and a director of Citicorp, N.A., predecessor to CitiGroup, N.A. and its principal subsidiary, Citibank, N.A., from May 1993 to December 1996; age 57.

DIRECTORS WITH TERMS EXPIRING IN 2002

     Alfonso Romo Garza Chairman of the Board of Directors of Seminis since October 1995; Chief Executive Officer of Seminis since November 1999. Chief Executive Officer of Pulsar, since 1984; Chairman of the Board and Chief Executive Officer of Savia since 1988; Chairman of the Board and Chief Executive Officer of Seguros Comercial America, S.A. de C.V., a majority owned subsidiary of Savia, since 1989; Chairman of the Board of Empaques Ponderosa, S.A. de C.V., a majority owned subsidiary of Savia, since 1995; director of Cementos Mexicanos, S.A. de C.V., age 49.

     Timothy M. George Director of Seminis since May 1999. Managing Director of Greenhill & Co., LLC since February 1997; Managing Director of Morgan Stanley Dean Witter, Inc. from August 1984 to February 1997; age 46.

     Alejandro Rodriguez Graue Director of Seminis since May 1998. President of Seminis since February 1999; President and Chief Operating Officer of Seminis Vegetable Seeds, Inc., a subsidiary of Seminis, since February 1997; General Director (Chief Operating Officer) of Agro Industrias Moderna, S.A. de C.V., a subsidiary of Savia, from 1992 to 1997; director of Savia; age 49.

     Eugenio Najera Solorzano Director of Seminis since May 1998. In charge of new business development at Savia since August 1997; Chief Operating Officer of Cigarrera La Moderna, S.A. de C.V. from November 1992 to September 1997; director of Savia and Bionova; age 51.

COMMITTEES OF THE BOARD

     Seminis has an Audit Committee and a Compensation Committee of the Board of Directors.

     The members of the Audit Committee are Mr. Timothy M. George (Chairman), Mr. Frank J. Pipp and Mr. Christopher J. Steffen. This Committee, which met one time during fiscal year 1999, recommends to the Board of Directors an accounting firm to serve as Seminis' independent certified public accountants, reviews the results of Seminis' annual audit report, reviews with Seminis' independent certified public accountants Seminis' internal controls and financial management policies, reviews audit and any non-audit fees paid to Seminis' independent certified public accountants, and reports its findings to the Board of Directors on such policies.

     The members of the Compensation Committee are Mr. Timothy M. George (Chairman), Mr. Frank J. Pipp and Mr. Christopher J. Steffen. This Committee, which met one time during fiscal year 1999, monitors Seminis' compensation policies and employee incentive plans, reviews officers' salaries and bonuses, approves significant changes in salaried employee benefits and recommends to the Board of Directors such other forms of remuneration as it deems appropriate.

     The Seminis Board of Directors met five times during fiscal year 1999. Each director of Seminis attended at least 75% of the total meetings of the Board of Directors and the Committees of the Board on which the individual served during fiscal year 1999, except for George C. Ball, Jr.

DIRECTORS' COMPENSATION

     Seminis' outside directors receive an annual board membership fee of $25,000, a fee of $2,500 for each meeting of the Board of Directors attended and a fee of $1,000 for each committee meeting attended. Committee chairmen receive an additional annual fee of $2,000 and an additional fee of $250 for each committee meeting attended. Directors are eligible to receive options under the Seminis stock option plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominees listed herein.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements of Seminis for 5 years. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of this firm to continue such services. Accordingly, the Board of Directors recommends that the appointment of PricewaterhouseCoopers LLP to audit the consolidated financial statements of Seminis and its subsidiaries for fiscal year 2000 be approved.

     Representatives of PricewaterhouseCoopers LLP will be present at the meeting and will be available to make a statement if they so desire and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent certified public accountants for the fiscal year ending September 30, 2000.

                      SECURITY OWNERSHIP OF SEMINIS, INC.

     The following table sets forth information regarding the beneficial ownership of common stock, as of January 28, 2000, by each of Seminis' directors, the President and Chief Operating Officer and the other named executive officers, each person known to Seminis to own beneficially more than 5% of the outstanding shares of common stock, and all directors and executive officers of Seminis as a group.

     The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as those beneficially owned by them.

                                                   CLASS A                   CLASS B                    TOTAL
                                                 COMMON STOCK             COMMON STOCK              COMMON STOCK
                                            ----------------------   -----------------------   -----------------------
  NAME AND ADDRESS OF BENEFICIAL OWNERS      NUMBER     PERCENT(1)   NUMBER(2)    PERCENT(3)     NUMBER     PERCENT(4)
  -------------------------------------     ---------   ----------   ----------   ----------   ----------   ----------
DIRECTORS AND NOMINEES
Alfonso Romo Garza........................         --        --%     42,823,515(5)    92.9%    42,823,515(5)   71.6%
  Chairman of the Board and Director
  c/o Pulsar International, S.A. de C.V.
  Ave. Roble No. 300
  Torre Alta
  Col. Valle del Campestre
  66265 Garza Garcia, N.L.
  Mexico
Savia, S.A. de C.V. ......................         --        --      40,615,619      88.2      40,615,619      67.9
  Av. Batallon de San Patricio
  No. 111-40 Piso
  Colonia Valle Oriente
  66269 San Pedro, Garza Garcia, N.L
  Mexico
G. Carl Ball..............................         --        --       1,042,362       2.3       1,042,362       1.7
George C. Ball, Jr........................         --        --         180,131         *         180,131         *
Francisco Gonzalez Sebastia...............         --        --              --        --              --         *
Bernardo Jimenez Barrera..................      8,000         *              --        --           8,000         *
Dr. Peter Davis...........................      3,000         *              --        --           3,000         *
Timothy M. George.........................      5,000         *              --        --           5,000         *
Frank J. Pipp.............................      8,000         *              --        --           8,000         *
Dr. Eli Shlifer...........................      6,900         *              --        --           6,900         *
Eugenio Najera Solorzano..................         --        --              --        --              --        --
Christopher J. Steffen....................      5,000         *              --        --           5,000         *
Alejandro Rodriguez Graue.................      2,800         *              --        --           2,800         *
NAMED EXECUTIVE OFFICERS
Octavio Hernandez.........................      1,500         *              --        --           1,500         *
Dr. Allen Stevens.........................         --        --              --        --              --        --
James H. Hulbert..........................        200         *              --        --             200         *
Jordi Majo................................         --        --              --        --              --        --
All directors and executive officers of
  Seminis as a group (16 persons).........     40,400         *      44,046,008      95.6      44,086,408      73.7
BENEFICIAL OWNERS OF MORE THAN 5%
Montgomery Asset Management LLC...........    760,000(6)     5.5             --        --         760,000(6)     1.3
  101 California Street
  San Francisco, CA 94111
Capital Group International, Inc. ........  1,391,000(7)    10.1             --        --       1,391,000(7)     2.3
  11100 Santa Monica Boulevard
  Los Angeles, CA 90025
Goldman, Sachs & Co. and The Goldman Sachs
  Group, Inc. ............................  2,023,219(8)    14.7             --        --       2,023,219(8)     3.4
  85 Broad Street
  New York, NY 10004
American Express Financial Corp...........  1,330,000       9.7              --        --       1,330,000       2.2
  IDS Tower 10
  Minneapolis, MN 55440

                                                   CLASS A                   CLASS B                    TOTAL
                                                 COMMON STOCK             COMMON STOCK              COMMON STOCK
                                            ----------------------   -----------------------   -----------------------
  NAME AND ADDRESS OF BENEFICIAL OWNERS      NUMBER     PERCENT(1)   NUMBER(2)    PERCENT(3)     NUMBER     PERCENT(4)
  -------------------------------------     ---------   ----------   ----------   ----------   ----------   ----------
Credit Suisse Asset Management............  1,392,400      10.1              --        --       1,392,400       2.3
  153 East 53rd Street
  New York, NY 10022

---------------
 *  Less than 1%

(1) The calculation of percentage beneficial ownership of Class A Common Stock is based on 13,750,000 shares of Class A Common Stock outstanding.

(2) Class B Common Stock is convertible into shares of Class A Common Stock at anytime. The number of shares of Class B Common Stock for each person in the table assumes such persons do not convert any Class B Common Stock into Class A Common Stock.

(3) The calculation of percentage beneficial ownership of Class B Common Stock is based on 46,074,386 shares of Class B Common Stock outstanding.

(4) The calculation of percentage beneficial ownership of Class A Common Stock and Class B Common Stock, together, is based on 59,824,386 of Class A Common Stock and Class B Common Stock, in aggregate.

(5) The number of shares of Class B Common Stock beneficially owned by Alfonso Romo Garza includes shares beneficially owned by Savia and other entities controlled by Mr. Romo as well as shares directly owned by Mr. Romo. The number of shares beneficially owned by Savia includes shares beneficially owned by entities controlled by Savia as well as shares directly owned by Savia.

(6) As reported on Schedule 13G filed with the Securities and Exchange Commission, as of September 30, 1999, Montgomery Asset Management LLC had sole power to vote 712,000 shares and dispose of 760,000 shares of Class A Common Stock.

(7) As reported on Schedule 13G filed with the Securities and Exchange Commission, as of September 30, 1999, Capital Group International, Inc. had sole power to vote 1,103,500 shares and dispose of 1,391,000 shares of Class A Common Stock.

(8) As reported on Schedule 13G filed with the Securities and Exchange Commission, as of September 30, 1999, Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. had shared power to vote and dispose of 2,023,219 shares of Class A Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Seminis' officers and directors and persons who own more than ten percent of a registered class of Seminis' equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Seminis believes that during fiscal year 1999 its officers and directors complied with all applicable
Section 16(a) filing requirements, except that Christopher J. Steffen, Dr. Peter Davis, Timothy M. George, and Frank Pipp, all directors of Seminis, each inadvertently filed a Form 4 after the tenth day after the end of the month in which a change in beneficial ownership occurred. On August 30, 1999, Mr. Steffen filed a Form 4 to report 5,000 shares of Class A Common Stock acquired on June 29, 1999. On September 2, 1999, Mr. Pipp filed a Form 4 to report 2,000 shares of Class A Common Stock acquired on June 29, 1999. On September 14, 1999, Dr. Davis filed a Form 4 to report 3,000 shares of Class A Common Stock acquired on June 29, 1999. On October 6, 1999, Mr. George filed a Form 4 to report 5,000 shares of Class A Common Stock acquired on June 29, 1999.

          EXECUTIVE SUMMARY COMPENSATION TABLE AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors sets the compensation of the Chief Executive Officer and Chief Operating Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company operates in an extremely competitive and rapidly changing business environment. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, product quality, and customer satisfaction. Within this overall philosophy, the Committee's objectives are to:

     - Offer a total compensation program that takes into consideration the compensation practices of a group of selected companies with which the Company competes for executive talent and insures equitable remuneration.

     - Provide annual variable incentive awards that take into account the Company's overall financial performance in terms of designated corporate objectives as well as individual contributions.

     - Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

COMPENSATION COMPONENTS AND PROCESS

     The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term, equity-based incentive awards.

     The Committee determines the compensation levels for the executive officers with the assistance of the Company's human resources department, which works with independent consulting firms that furnish the Committee with executive compensation data drawn from nationally recognized surveys of similarly sized companies.

     The positions of the Company's COO and executive officers were compared with those of their counterparts, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation.

     Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the peer companies. Consideration is also given to compensation of comparable positions in other Pulsar operating companies.

     Variable Incentive Awards. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. Variable incentive pay awards are the result of the cumulative achievement of company, team, and personal goals. Goals are established at the beginning of each fiscal period. Goals are set from top down within the organization in such a manner that the personal and team goals for subordinate organizational levels support the attainment of goals for the higher level, thereby assuring a commonality of purpose among functional operations. The incentive plan sets a threshold level of Company performance that must be attained before any incentive awards are made. Once the fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. The plan does allow for pro-rata incentive payment based upon Company goal performance over the threshold but less than or greater than 100% of target. A target is set for each executive officer based on targets for comparable positions at comparison companies, as well as related Pulsar organizations, and is stated in terms of a percentage of the officer's base salary for the year. No incentive bonuses were paid to any of the named employees listed in the Executive Summary Compensation Table included herein, except the special research and development bonus which was paid to Dr. Stevens.

     Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion. Equity-based incentive awards are made in conformance with the Seminis Stock Option Plan of 1998.

     COO COMPENSATION. The annual base salary of Mr. Rodriguez was established by the Committee on August 19, 1999, for the period July 1, 1999 through January 1, 2001. The Committee's decision was based on both Mr. Rodriguez' personal performance of his duties and the salary levels paid to chief operating officers of similarly sized companies as well as other Pulsar operating companies.

     Mr. Rodriguez received no incentive compensation payment as a result of fiscal year 1999 performance. Mr. Rodriguez did receive an option grant under the Company's broad-based stock option program subsequent to the Company's fiscal year end. The option grant made to Mr. Rodriguez was based upon his performance and leadership with the Company and placed a significant portion of his total compensation at risk, since the value of the option grant depends upon the appreciation of the Company's Common Stock over the option term. The option grant to Mr. Rodriguez has the four (4)-year vesting schedule applicable to all plan participants.

     Also refer to Transactions with Executive Officers, Directors and Others for additional information regarding anticipated transactions with Mr. Rodriguez.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not qualified performance based compensation. The Seminis Stock Option Plan of 1998 has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan should qualify as performance-based compensation which should not be subject to the $1 million limitation.

COMPENSATION COMMITTEE

     Timothy M. George, Chairman
     Frank J. Pipp
     Christopher J. Steffen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors for the 1999 fiscal year are those named above in the Compensation Committee Report. No member of this Committee was at any time during the 1999 fiscal year or at any other time an officer or employee of the Company.

EXECUTIVE SUMMARY COMPENSATION TABLE

     The following table provides a summary of compensation earned by the Company's Chief Operating Officer and the four other highest-paid executives, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years:

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                           ANNUAL COMPENSATION            ------------
                                                   ------------------------------------    SECURITIES
                                                                             OTHER         UNDERLYING
                                          FISCAL   SALARY     BONUS     COMPENSATION(1)     OPTIONS
      NAME AND PRINCIPAL POSITION          YEAR      ($)       ($)            ($)             (#)
      ---------------------------         ------   -------   --------   ---------------   ------------
Alejandro Rodriguez Graue...............   1999    370,789         --       246,795              --
  President & Chief Operating              1998    352,910    628,093       188,913          35,046
  Officer                                  1997     38,077    200,000       162,278              --
Octavio Hernandez.......................   1999    215,410         --        76,495              --
  Vice President & Chief                   1998    169,735    289,333       270,709           6,077
  Financial Officer                        1997         --         --            --              --
Dr. Allen Stevens.......................   1999    262,586     98,868(2)          --             --
  Vice President -- Research               1998    222,848    107,182            --          15,251
  and Development                          1997    208,867     81,855            --              --
James H. Hulbert........................   1999    217,001         --            --              --
  Vice President -- North                  1998    187,443    152,303            --          12,828
  America                                  1997    154,867     68,850            --              --
Jordi Majo..............................   1999    209,688         --            --              --
  Vice President -- Europe,                1998    194,858     99,551            --           8,095
  Middle East and North                    1997    133,036     69,386            --              --
  Africa, Sales of Seminis
  Vegetable Seeds, a subsidiary of
  Seminis

---------------
(1) Other Compensation paid to Mr. Rodriguez consisted of: 1) the fair market value of housing provided by the Company of $73,620 in fiscal year 1999, $72,000 in fiscal year 1998 and $24,000 in fiscal year 1997; and 2) a relocation/international living bonus of $173,175 in fiscal year 1999, $116,913 in fiscal year 1998 and $138,278 in fiscal year 1997. Other Compensation paid to Mr. Hernandez consisted of: 1) the fair market value of housing provided by the Company of $44,600 in fiscal year 1999 and $54,000 in fiscal year 1998; and 2) a relocation/international living bonus of $31,895 in fiscal year 1999 and $216,709 in fiscal year 1998. The fair market value of the housing allowance as referred to hereunder as to Messrs. Rodriguez and Hernandez will be replaced with a special bonus to offset the interest expense on the Company loans referred to under "Transaction with Executive Officers, etc." Such special bonus shall initially be approximately $85,000 to Mr. Rodriguez per year, and $18,000 per year for Mr. Hernandez.

(2) Dr. Allen Stevens' 1999 bonus of $98,868 was a special one-time research and development bonus payment which was provided to Seminis scientific and breeder staff members.

OPTION GRANTS

     There were no stock options granted pursuant to the Seminis, Inc. 1998 Stock Option Plan as amended, for the fiscal year ending September 30, 1999. However, in October 1999, options were granted to various individuals for services rendered during fiscal year 1999, including the named officers as hereinafter set forth.

                                                             INDIVIDUAL GRANTS
                               ------------------------------------------------------------------------------
                                             PERCENT OF                                POTENTIAL REALIZABLE
                                               TOTAL                                     VALUE AT ASSUMED
                               NUMBER OF      OPTIONS                                  ANNUAL RATES OF STOCK
                               SECURITIES    GRANTED TO    EXERCISE OR                PRICE FOR APPRECIATION
                               UNDERLYING   EMPLOYEES IN   BASE PRICE                   FOR OPTION TERM(1)
                                OPTIONS     OCTOBER 1999    PER SHARE    EXPIRATION   -----------------------
            NAME                  (#)          GRANT        ($/SHARE)       DATE        5%($)        10%($)
            ----               ----------   ------------   -----------   ----------   ----------   ----------
Alejandro Rodriguez Graue....    49,500         9.5%          7.63        10/15/09     237,600      601,920
Octavio Hernandez............    11,000         2.1%          7.63        10/15/09      52,800      133,760
Dr. Allen Stevens............    15,000         2.9%          7.63        10/15/09      72,000      182,400
James H. Hulbert.............    16,500         3.2%          7.63        10/15/09      79,200      200,640
Jordi Majo...................    11,000         2.1%          7.63        10/15/09      52,800      133,760

---------------
(1) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten (10) year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES

     No exercises of stock were made during fiscal year 1999 by the (1) President and Chief Operating Officer and (2) the other four most highly compensated executive officers of Seminis.

FISCAL 1999 YEAR END OPTION VALUES

     The following table sets forth information concerning unexercised options held by the named executive officers as of September 30, 1999. Based on the closing price per share of Class A Common Stock on the Nasdaq National Market on September 30, 1999, none of the unexercised options are in-the-money.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                  FISCAL YEAR END(#)              FISCAL YEAR END($)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Alejandro Rodriguez Graue..................     8,762          26,284            --              --
Octavio Hernandez..........................     1,519           4,558            --              --
Dr. Allen Stevens..........................     3,813          11,438            --              --
James H. Hulbert...........................     3,207           9,621            --              --
Jordi Majo.................................     2,024           6,071            --              --

TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND OTHERS

     During the past fiscal year, Seminis and its subsidiaries had no transactions in which any Director, or any member of the immediate family of any Director, had a material direct or indirect interest reportable under applicable rules of the Securities and Exchange Commission. In the normal course of business Seminis had transactions with other corporations where certain Directors are or were executive officers. None of the aforementioned matters were material in amount as to Seminis and the other corporations.

     During the past fiscal year, Seminis and its subsidiaries had no transactions in which any executive officer of Seminis, or any member of the immediate family of any such executive officer, had a material direct or indirect interest reportable under applicable rules of the Securities and Exchange Commission.

     As of September 30, 1999, Seminis owned three Southern California residential properties that were being provided to certain employees for their personal use. As of September 30, 1999, each of Mr. Alejandro Rodriguez, Mr. Octavio Hernandez and Mr. Bruno Ferrari resided in Seminis owned residential property. Mr. Bruno Ferrari is the Secretary of Seminis Vegetable Seeds, Inc., the Company's primary operating entity.(1)

     During the second quarter of fiscal year 2000, Seminis intends to complete separate agreements with Messrs. Rodriguez, Hernandez and Ferrari, whereby the Company will sell the residential property currently occupied by each employee to the respective employee, at the fair market value of such property, as determined by independent appraisal. The Company will also provide each respective employee with a 10-year, fixed rate note, at 7.75%, for the full amount of the sale price.

     Pursuant to an agreement between Seminis and Bionova, Seminis pays Bionova a minimum fee of $2.5 million per year for access to the results of Bionova's biotechnology research. This agreement will terminate pursuant to its terms on January 1, 2007.

---------------

(1) Commencing in fiscal year 2000, Mr. Ferrari will also serve as a consultant to Seminis, and will be compensated for such consulting services.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the monthly percentage change in Seminis' cumulative total shareholder return on its Class A Common stock to the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and a peer group comprised of Standard & Poor's Foods Index.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
             FOR THE THREE MONTH PERIOD ENDING SEPTEMBER 30, 1999* PERFORMANCE GRAPH

                                                         SEMINIS                     S&P 500                    S&P FOODS
                                                         -------                     -------                    ---------
June 30                                                    100                         100                         100
September 30                                                58                          94                          94

---------------
* Assumes that the value of the investment in Seminis' common stock and each index was $100 on June 30, 1999 and that all dividends were reinvested.

           STOCKHOLDER PROPOSALS FOR FISCAL YEAR 2000 PROXY STATEMENT

     If a stockholder intends to present a proposal at Seminis' 2000 Annual Meeting of Stockholders and seeks to have the proposal included in Seminis' Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Seminis no later than the close of business on November 1, 2000. If a stockholder wishes to present a matter at the 2000 Annual Meeting of Stockholders that is outside of the processes of Rule 14a-8, Seminis' Bylaws state that notice must be given to Seminis by November 1, 2000. After that date, the proposal will be considered untimely and Seminis' proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of Seminis.

                               OTHER INFORMATION

     The cost of the solicitation of Proxies by the Board of Directors will be borne by Seminis. Solicitation of proxies will be made by mail, and, in addition, may be made by officers, and employees of Seminis, personally or by telephone. Forms of Proxies and proxy materials may also be distributed, through brokers, custodians and other like parties to the beneficial owners of Seminis' common stock.

                                SEMINIS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 14, 2000

          The undersigned hereby constitutes and appoints Alfonso Romo Garza and Alejandro Rodriquez Graue, either jointly or individually, to represent the undersigned at the Annual Meeting of Stockholders of Seminis, Inc. ("Seminis") to be held at the Westin Bonaventure Hotel, 404 S. Figueroa Street, Los Angeles, California 90071, on Tuesday, March 14, 2000 at 10:00 a.m., Pacific Standard Time, for the following purposes:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                 SEMINIS, INC.

                            Tuesday, March 14, 2000

                           --------------------------
                               PROXY INSTRUCTIONS
                           --------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
---------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.



                                   -------------------------
YOUR CONTROL NUMBER IS (ARROW)
                                   -------------------------




   (DOWN ARROW) Please Detach and Mail in the Envelope Provided (DOWN ARROW)

      Please mark your
A [X] votes as in this
      example.


                            FOR
                       all nominees        WITHHOLD
                        listed at         AUTHORITY
                       right (except     to vote for
                     as marked to the    all nominees
                      contrary below)   listed at right                                                       FOR  AGAINST  ABSTAIN
1. To elect a class                                      Nominees:                     2. To approve the
   of four(4)              [ ]                [ ]        Bernardo Jimenez Barrera         appointment of      [ ]     [ ]     [ ]
   directors to the                                      Dr. Peter Davis                  independent
   Board of Seminis, with terms expiring at the          Francisco Gonzales Sebastian     accountants for
   annual meeting in 2003;                               Dr. Eli Shlifer                  fiscal 2000; and
INSTRUCTION: To withhold authority to vote for any
individual nominees, write that person's name here:                                    3. To transact such other business and may
                                                                                          properly come before the meeting or
                                                                                          any adjournment or adjournments thereof
--------------------------------------------------
                                                                                          Specify desired action by marking your
                                                                                          vote in the appropriate spaces. This
                                                                                          Proxy will be voted as directed. If no
                                                                                          specific direction is made, the Proxy will
                                                                                          be voted FOR the nominees named in the
                                                                                          Item 1 and FOR Item 2. The persons named
                                                                                          as proxies have discretionary authority
                                                                                          that they intend to exercise in favor of
                                                                                          the proposals referred to and according to
                                                                                          their best judgment as to other matters
                                                                                          that properly come before the meeting or
                                                                                          any adjournments thereof.

                                                                                          PLEASE COMPLETE, SIGN, DATE AND RETURN
                                                                                          THIS PROXY IN THE ENCLOSED ENVELOPE
                                                                                          AS SOON AS POSSIBLE.

                                                                                             "I wish to attend the annual meeting of
                                                                                          Seminis, Inc., scheduled for Tuesday,
                                                                                          March 14, 2000 at 10:00 A.M.           [ ]
                                                                                          in Los Angeles, California. Please provide
                                                                                          me an admittance card."

                                                                                            DATED:
---------------------------------------------------------------------------------------           ----------------------------------
                                  PLEASE SIGN HERE

NOTE: The signature on this Proxy should correspond exactly with the Stockholder's name as printed above. In the case of joint tenancies, co-executor, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or
      Guardian should give their full title.
